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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MGE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
OF MGE ENERGY, INC.

Date:	Tuesday, May 23, 2006

Time:	11:00 a.m., local time

Place:	Marriott Madison West 1313 John Q. Hammons Drive Middleton, Wisconsin
Purpose:

•	To elect three Class II directors to terms of office expiring at the 2009 Annual Meeting of Shareholders;

•	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006; and

•	To transact such other business as may properly come before the meeting.
      Shareholders of record at the close of business on March 17, 2006, are entitled to vote at the meeting. Your vote is important to us. Even if you plan to attend the meeting in person, please cast your vote by signing, dating and returning your proxy card; calling the toll-free number or logging on the Internet.
      The matters to be acted upon at the meeting are described in the accompanying proxy statement.

By Order of the Board of Directors

TERRY A. HANSON
Vice President, Chief Financial
Officer and Secretary
April 17, 2006

QUESTIONS AND ANSWERS

Q:	Why am I receiving this proxy statement?

A:	We are sending this document to you because our Board of Directors is seeking your proxy to vote your shares at our annual meeting. The notice of annual meeting, proxy statement and accompanying proxy card are first being mailed on or about April 17, 2006, to shareholders of record at the close of business on March 17, 2006.

Q:	When and where will the annual meeting take place?

A:	The meeting will be held on Tuesday, May 23, 2006, at 11:00 a.m., local time, at the Marriott Madison West, 1313 John Q. Hammons Drive, Middleton, Wisconsin.

Q:	What is the purpose of the meeting?

A:	The purpose of the meeting is:

•	To elect three Class II directors to terms of office expiring at the 2009 annual meeting of shareholders;

•	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006; and

•	To transact such other business as may properly come before the meeting.

Q:	Do I need a ticket to attend the meeting?

A:	No; however, if you plan to attend the meeting, please fill out the enclosed reservation form and return it with your proxy card so we may have an indication of the number of shareholders planning to attend the meeting. If your shares are held through a broker or its nominee and you would like to attend the meeting, please contact Shareholder Services at (800) 356-6423 to make a reservation.

Q:	Why did I receive more than one copy of this proxy statement?

A:	If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one copy of this document. To assist us in saving money and to provide you with better shareholder service, we encourage you to have any duplicate accounts registered in the same name and address. You may do this by contacting our Shareholder Services Department toll-free at (800) 356-6423 if you are calling from within the continental United States, or at (608) 252-4744 if you are calling from the Madison area.

Q:	What is MGE Energy, Inc.?

A:	We (MGEE) are an investor-owned public utility holding company formed in August of 2002. Our headquarters are in Madison, Wisconsin, and we are the parent company of Madison Gas and Electric Company (MGE), our principal subsidiary. Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53703.
VOTING
Number of Votes Per Share
      Each share of common stock issued and outstanding as of the record date for the meeting is entitled to one vote at the meeting, except as described below for shareholders who own more than a specified percentage of the common stock.
      The record date for the meeting is March 17, 2006. Holders of record as of such date can vote in person at the meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on the proxy card (the proxies) to vote your shares in the manner you indicate. On March 17, 2006, there were 20,454,496 shares of our common stock issued and outstanding.

      Our Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10 percent of our outstanding voting stock. In addition, under the Wisconsin Business Corporation Law, the voting power of shares held by any person in excess of 20 percent of the voting power in the election of directors is limited to 10 percent of the full voting power of the excess shares. To our knowledge, neither of these limitations currently applies to any shareholder.
How Street Name Holders May Vote
      If you own shares through a broker, the registered holder of those shares is your broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it has received from its customers and submit a proxy card to us reflecting those votes. If you plan to attend the annual meeting and vote your shares in person, you should contact your broker to obtain a broker’s proxy card and our Shareholder Services Department (800) 356-6423 to make a reservation for the meeting.
How Registered Holders May Vote
      If you personally hold a certificate for your shares or have shares held by us in the Dividend Reinvestment and Direct Stock Purchase Plan, then you are the registered holder. Shares you have accumulated in the Dividend Reinvestment and Direct Stock Purchase Plan are held by the administrator under the nominee name of Madge & Co. Those shares, including your certificate shares, will be voted in accordance with the direction given by you on your proxy.
      As a convenience to you, we are providing you with the option to vote by proxy via the Internet or via toll-free touch-tone telephone. Refer to your proxy card for more information and instructions. If you prefer, you may cast your vote by returning your signed and dated proxy card. Instructions regarding all three methods of voting are included on the proxy card. The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, each of them should sign the proxy card. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian or in a similar capacity, please indicate your full title in that capacity.
      In voting for the election of directors in Proposal 1, you may vote for the election of all of the nominees or you may withhold your votes as to all or specific nominees. In voting on the ratification of the selection of our independent registered public accounting firm in Proposal 2, you can specify whether you approve, disapprove or abstain. If you sign and return the proxy card without specifying any instructions and without indicating expressly that you are not voting some or all of your shares on a particular proposal, your shares will be voted for the proposal.
Holders Needed to Establish a Quorum
      A quorum is necessary to hold a valid meeting of shareholders. If holders of a majority of the outstanding shares of common stock are present in person or by proxy for a particular proposal, a quorum will exist for that proposal. In order to assure the presence of a quorum, please vote via the Internet, telephone or sign and return your proxy card promptly in the enclosed postage-paid envelope even if you plan to attend the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on one or more matters on the proxy card, but not on others because the broker does not have the authority to do so.
The Vote Necessary for Action to be Taken
      The three persons receiving the greatest number of votes will be elected to serve as Class II directors. More than one-half of the shares present in person or by proxy and entitled to vote at the annual meeting must vote for the ratification of the selection of auditors in order for that proposal to be approved. Accordingly, withholding authority to vote for a director, abstentions and broker non-votes will not affect the outcome of the election of directors or the approval of any proposal.

Revocation of Proxies
      If you are a registered holder of our common stock, you may revoke your proxy by giving a written notice of revocation to our Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card that is voted at the meeting, or by attending the meeting and voting your shares in person. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke your proxy.
Electronic Access to Proxy Materials and Annual Report
      Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of the proxy statement and annual report and would prefer to access these via the Internet in the future, call Shareholder Services at (800) 356-6423 (toll-free) or complete and mail the electronic access sign-up form enclosed with your proxy materials.
PROPOSAL 1 — ELECTION OF DIRECTORS
      As described below, the Board of Directors consists of eight directors divided into three classes, with one class having two directors and two classes having three directors, with one class being elected each year for a term of three years. Accordingly, it is proposed that the three nominees listed below be elected to serve as Class II directors for three-year terms, to expire at the 2009 annual meeting and upon the election and qualification of their successors.
      All of our directors serve concurrently as directors of MGE. Our Board of Directors has determined that all of our directors, other than Mr. Wolter, are independent as defined in the applicable Nasdaq Stock Market, Inc., listing standards.
      Mr. Swanson, Mr. Nevin and Mr. Wolter are currently Class II directors whose terms expire at the 2006 annual meeting of shareholders and who have been nominated by the Board for reelection.
      Each of the nominees has indicated a willingness to serve if elected, and the Board has no reason to believe that any nominee will be unavailable. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the Board. Under the Company’s retirement guidelines for directors, directors who have served as the chief executive officer or who have been retained as a salaried consultant shall resign from the Board no later than the date and time of the annual meeting of shareholders following their 70th birthday.

      The following table sets forth information about the nominees and the current directors who will continue in office after the meeting.
THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES.

MGEE**
Director
Names (Ages)* and Business Experience	Since

Nominees Class II — Term Expiring in 2009
H. Lee Swanson (67), Cross Plains, Wisconsin	1988
Chairman of the Board and President, SBCP Bancorp, Inc., and Chairman of the Board of the State Bank of Cross Plains, with which he has been associated for more than 40 years; also director and trustee of Cornell College.
John R. Nevin (62), Madison, Wisconsin	1998
Executive Director, Center for Brand and Product Management, Executive Director, Grainger Center for Supply Chain Management, and Grainger Wisconsin Distinguished Professor, School of Business, University of Wisconsin-Madison, where he has been a faculty member for 35 years.
Gary J. Wolter (51), Madison, Wisconsin	2000
Chairman of the Board of Directors, President and Chief Executive Officer of MGEE and MGE, of which he has been an Officer since 1989 and an employee since 1984; also director of Meriter Hospital and Meriter Health Services, member of the Board of Trustees of the University of Wisconsin Research Park and director of National Guardian Life Insurance Company.
Members of the Board of Directors Continuing in Office
Class I — Term Expiring in 2008
Regina M. Millner (61), Madison, Wisconsin	1996
Attorney, analyst and commercial real estate broker for more than 27 years; President, RMM Enterprises, Inc., which specializes in complex real estate projects and provides legal, consulting and brokerage services for private clients and governmental agencies; director of Meriter Hospital and Meriter Health Services and director of Physicians Plus Insurance Company.
Donna K. Sollenberger (56), Verona, Wisconsin	2000
President and Chief Executive Officer of UW Hospital and Clinics since December 1999 and director of Inacom, a privately held company.

Class III — Term Expiring in 2007
Richard E. Blaney (69), Madison, Wisconsin	1974
Retired President of Richard Blaney Seeds Inc. and Blaney Farms, Inc., retail sales of hybrid seed corn, with which he was associated for more than 30 years; former President of Blaney Agri-Research Foundation and former director of the Wisconsin Agri-Business Council.
Frederic E. Mohs (68), Madison, Wisconsin	1975
Partner in the law firm of Mohs, MacDonald, Widder & Paradise, of which he has been a member since 1968; also Regent Emeritus of the UW System, retired director of the UW Hospital and Clinics and retired member of the Board of Trustees of the University of Wisconsin Research Park.
F. Curtis Hastings (60), Madison, Wisconsin	1999
Chairman of J. H. Findorff & Son, Inc., commercial and industrial general contractors and design builders, with which he has been associated for 35 years; also director of National Guardian Life Insurance Co.

*	Ages as of December 31, 2005.

**	Directors of MGE Energy, Inc., since becoming the holding company of MGE in August 2002.

PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The second proposal to be considered at the annual meeting is the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. If the shareholders do not ratify the selection or if PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, we will appoint other independent accountants.
      We selected PricewaterhouseCoopers LLP to audit our consolidated financial statements for 2005. PricewaterhouseCoopers LLP, our independent registered public accountant in 2005, is expected to have a representative present at the 2006 annual meeting who may make a statement and will be available to respond to appropriate questions.
      Our Audit Committee approves each engagement of the independent registered public accounting firm to render any audit or non-audit services before the firm is engaged to render those services. The Chairman of the Audit Committee or other designated Audit Committee member may represent the entire Audit Committee for purposes of this approval. Any services approved by the Chairman or other designated Audit Committee members are reported to the full Audit Committee at the next scheduled Audit Committee meeting.

Independent Registered Public Accounting Firm Fees Disclosure	2005 Fees	2004 Fees

Audit Fees
Audit of financial statements and internal controls(1)	$865,400	$824,250
Review of SEC filings and comfort letters	$0	$44,000

Total Audit Fees	$865,400	$868,250

Audit Related Fees
Financial accounting and reporting standards consultation	$0	$40,000
Fee to access online accounting standards library	$1,500	$1,500

Total Audit Related Fees	$1,500	$41,500

Tax Fees
Review of federal and state income tax returns	$18,000	$16,000

Total Tax Fees	$18,000	$16,000

All Other Fees
Financial analysis for generation projects	$34,600	$87,500

Total All Other Fees	$34,600	$87,500

(1)	Fees for 2005 include $116,400 for work performed, billed and paid in 2005 for the internal control review related to our financial statements for the year ended December 31, 2004.
      No de minimis exceptions to this approval process are allowed under the Audit Committee Charter; and thus, none of the services described in the preceding table were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

TRANSACTION OF OTHER BUSINESS
      Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this document. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.
      Please complete and sign the accompanying form of proxy whether or not you expect to be present at the meeting and promptly return it in the enclosed postage-paid envelope.
BENEFICIAL OWNERSHIP
Beneficial Ownership of Common Stock
      The following table lists the beneficial ownership of our common stock as of December 31, 2005 (except as otherwise noted) of each director and nominee, the individuals named in the summary compensation table and the directors and executive officers as a group. In each case, the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted. To our knowledge, there is no beneficial owner of more than 5 percent of the outstanding shares of our common stock.

			Percent of
	Number of Shares		Outstanding
Name	Beneficially Owned		Common Stock

Richard E. Blaney	2,023		*
Kristine A. Euclide	1,567	(1)	*
F. Curtis Hastings	3,191		*
Terry A. Hanson	5,912	(1)(2)	*
Mark T. Maranger	1,310		*
Regina M. Millner	1,237		*
Frederic E. Mohs	12,408	(3)	*
Scott A. Neitzel	2,768	(1)	*
John R. Nevin	1,535		*
Donna K. Sollenberger	1,233		*
H. Lee Swanson	7,000		*
Gary J. Wolter	9,051	(1)(2)	*
All directors and executive officers as a group (16 persons)	65,549	(2)	*

*	Less than 1 percent.

(1)	K. Euclide, T. Hanson, S. Neitzel, and G. Wolter are directors of Madison Gas and Electric Foundation, Inc., and as such have shared voting and investment power in an additional 12,000 shares of our common stock held by the Foundation. The Foundation was formed by, and receives contributions primarily from, MGE, which contributions are used for charitable purposes.

(2)	Includes common stock held under two employee stock ownership plans for the account of executive officers of MGE with respect to which those persons have sole voting but no investment power: T. Hanson, 609 shares; G. Wolter, 126 shares; and directors and executive officers as a group, 5,445 shares.

(3)	Includes 628 shares of common stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Those persons are also required to furnish us with copies of all such reports. Based solely on our review of the copies of the reports received by us and written representations from certain reporting persons, we note that all but one of our directors and executive officers (we do not have any greater than 10 percent shareholders) filed all required reports during or with respect to the year ended December 31, 2005, on a timely basis. Kristine A. Euclide filed a Form 4 report late to report the acquisition of 275 shares of our common stock made by her son on August 15, 2005, at a time when the son shared the same residence.
BOARD OF DIRECTORS INFORMATION
Meetings and Committees
      The Boards of Directors of MGEE and MGE each met 12 times during 2005. Each director attended at least 75 percent of the aggregate number of meetings of the Boards and the committees on which the director served.
      We have an Audit Committee, a Compensation Committee, an Executive Committee and a Corporate Governance Committee.
      The following table sets forth the current membership of each committee and the number of meetings held during 2005:

Corporate
	Audit		Compensation		Executive	Governance
Name	Committee		Committee		Committee	Committee*

Richard E. Blaney	X		X		X	X
F. Curtis Hastings	X					X
Regina M. Millner	X					X
Frederic E. Mohs	X		X	**	X	X	**
John R. Nevin	X					X
Donna K. Sollenberger	X					X
H. Lee Swanson	X	**	X		X	X
Gary J. Wolter					X
Number of Meetings	4	***	3		0	0

*	The Corporate Governance Committee was formed on December 16, 2005. A number of its functions had previously been performed by the Personnel Committee, which was eliminated.

**	Committee Chairperson.

***	In addition, quarterly discussions were held with external auditors and management for Form 10-Q and Form 10-K filings.
      The function of our Audit Committee is to meet with our internal auditors and independent registered public accounting firm and discuss with them the scope and results of their audits, accounting practices and the adequacy of our internal controls. Our Board of Directors has determined that Mr. Swanson is an “audit committee financial expert,” as defined by applicable SEC rules. Mr. Swanson and the other members of the Audit Committee are independent as defined in applicable Nasdaq Stock Market, Inc. listing standards.
      The function of the Compensation Committee is to review the salaries, fees and other benefits of officers and directors and recommend compensation adjustments to the Board. Each of the committee members is independent as defined in applicable Nasdaq Stock Market, Inc. listing standards.
      The Executive Committee acts in lieu of the full Board and between meetings of the Board. The Executive Committee has the powers of the Board in the management of our business and affairs, except action with respect to dividends to shareholders, election of principal officers or the filling of vacancies on the Board or committees created by the Board.

      The Corporate Governance Committee is responsible for taking a leadership role in shaping corporate governance of the Company. The Committee reviews and makes recommendations to the Board regarding corporate governance principles applicable to the Company and concerning Board and committee organization, membership, function and effectiveness. The Committee has a written charter, which is posted on our Web site at www.mgeenergy.com. More information regarding our corporate governance practices can be found at our Web site. Each of the members of the Committee are independent as defined in applicable Nasdaq Stock Market, Inc., listing standards.
      The Corporate Governance Committee also reviews candidates for our Board and makes nominations of appropriate candidates for election to the Board. The candidate review criteria includes characteristics such as integrity, business experience, knowledge and independence of judgment, as well as diversity in business backgrounds in order to bring different experiences and perspectives to the Board. Diversity in personal background, race, gender, age and nationality, for the Board as a whole, may be taken into account in considering candidates. While screening candidates, the Committee will examine potential conflicts of interest, including interlocking directorships and substantial business, civic and social relationships with other members of the Board that could impair a prospective Board member’s ability to act independently.
      The Corporate Governance Committee also considers qualified director candidates suggested by our shareholders. Shareholders can suggest candidates by writing to MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary. Submissions should describe the candidate’s background, experience and ownership of our shares and otherwise address the factors considered by the committee as described in our Corporate Governance Guidelines located on our Web site, www.mgeenergy.com. The Corporate Governance Committee will apply the same standards in considering candidates recommended by shareholders as it applies to other candidates.
Policy Regarding Annual Meeting Attendance
      Our policy is to encourage our directors to attend the annual meeting of shareholders. For the past five years, all of our directors were present at each of the annual meetings.
Audit Committee Report
      The Audit Committee oversees our financial reporting process on behalf of our Board. The Audit Committee consists of seven independent directors. Its duties and responsibilities are set forth in the Audit Committee Charter adopted by the Board. The Audit Committee Charter is included in this proxy statement as Exhibit A. The Audit Committee has issued the following report:
      In the course of fulfilling its responsibilities, we have:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2005;

•	Discussed with the representatives of our independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), all matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as supplemented);

•	Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	Discussed with PwC their independence from the Company and management; and

•	Considered whether the provision by PwC of non-audit services is compatible with maintaining their independence.

      Based on the foregoing, we have recommended to the Board that the audited financial statements referred to above be included in our annual report on Form 10-K and the annual report to shareholders for the fiscal year ended December 31, 2005.

Richard E. Blaney	Frederic E. Mohs	H. Lee Swanson, Chairperson
F. Curtis Hastings	John R. Nevin
Regina M. Millner	Donna K. Sollenberger
Director Compensation
      MGEE directors who are not employees of MGE receive an annual retainer of $16,000, plus $1,200 for each Board meeting attended and $750 for each Audit, Compensation, Executive, or Corporate Governance Committee meeting attended. Mr. Wolter receives no additional compensation for serving as a director. The chairperson of the Audit Committee receives an additional $10,000 retainer. The chairperson of the Compensation Committee receives an additional $5,000 retainer.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth compensation information for 2003, 2004, and 2005 for our Chief Executive Officer and our four other most highly compensated executive officers serving as such on December 31, 2005, whose salary exceeded $100,000 for 2005.

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Stock	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	Awards($)	(#)	($)	($)(2)

Gary J. Wolter (CEO)	2005	407,252	77,000	19,367				21,096
Chairman, President and	2004	389,672	158,000	11,232	0	0	0	40,282
Chief Executive Officer	2003	376,492	140,000	5,578	0	0	0	18,836
Mark T. Maranger	2005	200,996	25,000	0				6,180
Senior Vice President	2004	195,640	50,000	0	0	0	0	14,209
	2003	190,644	42,000	0	0	0	0	5,819
Kristine A. Euclide	2005	191,028	32,500	2,988				6,893
Vice President and	2004	180,768	65,000	1,355	0	0	0	6,394
General Counsel	2003	170,616	61,000	513	0	0	0	6,424
Terry A. Hanson	2005	187,848	30,000	2,549				12,240
Vice President,	2004	177,756	60,000	1,289	0	0	0	20,122
Chief Financial Officer	2003	170,080	47,000	560	0	0	0	5,830
and Secretary
Scott A. Neitzel	2005	188,056	32,500	113				10,599
Vice President-Energy	2004	174,128	65,000	0	0	0	0	18,148
Supply Policy	2003	157,584	57,000	0	0	0	0	7,965

(1)	Amounts shown reflect interest at above-market rates credited to deferred compensation accounts.

(2)	Amounts shown for all other compensation for 2005 are company contributions to a 401(k) defined contribution plan, $150 for a holiday bonus, and pay for unused vacation. The 401(k) company contribution for 2005 was $6,300 for Mr. Wolter, $6,030 for Mr. Maranger, $5,061 for Ms. Euclide, $5,475 for Mr. Hanson and $5,362 for Mr. Neitzel. Pay for unused vacation in 2005 was $14,646 for Mr. Wolter, $1,682 for Ms. Euclide, $6,616 for Mr. Hanson, and $5,087 for Mr. Neitzel.

Pension Plan and Supplemental Retirement Plan
      MGE has a noncontributory qualified defined benefit pension plan covering its salaried employees. The amount of pension is based upon years of service and high 60-month average earnings in the ten years prior to retirement.
      The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. All compensation shown in the salary and bonus columns of the summary compensation table is included in compensation under the pension plan, subject to any statutory restrictions imposed by the Internal Revenue Code.
      Information in this table is based on the pension plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

Pension Plan Table

	Annual Pension at Normal Retirement Age of 65 After
	Years of Service Indicated Below(1)

High Five-Year					30 Years or
Average Annual Salary	10 Years	15 Years	20 Years	25 Years	More(2)

$150,000	$21,000	$31,500	$42,000	$52,500	$63,000
$175,000	$24,500	$36,750	$49,000	$61,250	$73,500
$200,000	$28,000	$42,000	$56,000	$70,000	$84,000
$220,000(3)	$30,800	$46,200	$61,600	$77,000	$92,400

(1)	The pension plan table does not reflect service credit prior to 1986 when the pension plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the pension plan table, depending on their years of pre-1986 service and contributions made to the pension plan.

(2)	Maximum service credit under the Madison Gas and Electric Company Retirement Plan is 30 years.

(3)	$220,000 is the 2006 limit imposed on covered compensation by the Internal Revenue Code.
      The estimated annual retirement benefit payable at normal retirement age of 65 under the pension plan formula (assuming continuation of 2005 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $114,146 to Mr. Wolter, $37,166 to Mr. Maranger, $41,932 to Ms. Euclide, $96,564 to Mr. Hanson and $86,295 to Mr. Neitzel.
      The full credited years of service under the pension plan are 22 for Mr. Wolter, five for Mr. Maranger, four for Ms. Euclide, 24 for Mr. Hanson and eight for Mr. Neitzel.
      Officers of MGE are covered under separate nonqualified supplemental retirement agreements which provide a supplemental retirement benefit to the pension plan. Under the terms of the agreements covering Mr. Wolter, Mr. Hanson and Mr. Neitzel, the supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the pension plan. Under the terms of the agreements covering Mr. Maranger and Ms. Euclide, the supplemental retirement benefit is a designated percentage ranging from 20 to 40 percent of the final 60-month average earnings less the benefit payable from the pension plan. In all of the agreements, the designated percentage is based on the officer’s age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement agreements (assuming continuation of 2005 compensation levels through retirement) for MGE’s executive officers is $224,935 to Mr. Wolter, $53,292 to Mr. Maranger, $47,539 to Ms. Euclide, $56,034 to Mr. Hanson and $68,199 to Mr. Neitzel.

Deferred Compensation Plan
      Officers of MGE are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Six officers contributed to the plan during 2005. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the pension plan described above, but is considered compensation under the supplemental retirement agreements.
      MGE has entered into a trust agreement for the purpose of assuring the payment of its obligations under the supplemental retirement agreements and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of MGE, MGE will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which MGE is obligated to pay under the supplemental retirement agreements and the deferred compensation plan and the costs of maintaining the trust. “Change in control” is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of our common stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving MGE’s assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of MGE.
Severance Plans
      MGE has entered into individual severance agreements with certain key employees, including Mr. Wolter, Mr. Maranger, Ms. Euclide, Mr. Hanson, and Mr. Neitzel. Under these agreements, the employee is entitled to a severance payment following a change in control of MGE as defined above if, within 24 months after the change in control, employment with MGE is terminated by (i) MGE, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of the change in control. Each agreement has a three-year initial term, but on the first anniversary of execution and each anniversary thereafter, the agreement is extended for an additional year, unless either MGE or the employee gives notice not to extend the agreement or a change in control of MGE has occurred. Severance payments to Mr. Wolter, Mr. Hanson, or Mr. Neitzel will be equal to three times the employee’s annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. Severance payments to Mr. Maranger will be equal to one times his annual base salary plus one times the highest bonus paid during any of the five years preceding a change in control. Severance payments to Ms. Euclide will be equal to two times her annual base salary plus two times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, the employee’s health, life, and disability benefits are continued for up to one, two, or three years (depending on the individual agreement), and the employee also will be grossed up for any excise taxes the employee may incur. In circumstances not involving a change in control of MGE, Mr. Wolter, Mr. Maranger, Ms. Euclide, Mr. Hanson, and Mr. Neitzel, like other salaried employees, are entitled under MGE’s general severance plan to a payment equal to two weeks of compensation plus the employee’s weekly compensation multiplied by the number of years of employment, not to exceed 24 years.
Report on Executive Compensation

Compensation Philosophy
      The principal goal of the compensation program is to pay employees, including executive officers, at levels which are:

•	Reflective of how well we are achieving our corporate mission;

•	Consistent with our current financial condition, earnings, rates and total shareholder return and the projected Consumer Price Index;

•	Reflective of individual performance and experience; and

•	Competitive in the marketplace.

      We strive to administer our compensation program in a fair and consistent manner.
      We periodically hire outside consultants to do compensation studies. Executive salaries are established within a range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities, similar-sized companies outside of the utility industry and other Wisconsin utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this proxy statement. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities, other similar-sized companies and other Wisconsin utilities.
      The midpoint (or middle) of an executive’s salary range is approximately equal to the median salary level of the surveyed utilities. An executive’s position in the range reflects his or her performance over a period of years in that position, the executive’s experience in that position and our performance.
      Specific individual or company performance targets are not set. Instead, an executive’s salary within the salary range is determined by subjectively evaluating the individual’s performance and experience and our performance.
      While our current compensation program has functional adequacy to retain and fairly compensate executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation Committee reviews and recommends to the Board annual salaries and the overall salary program design for executives.
      From time to time the Compensation Committee considers awarding bonuses to executives. These bonuses may be made for extraordinary company or individual performance, because of a desire to retain an executive by making that executive’s compensation more competitive, to align the long-term interests of executives with shareholders and for other reasons.
     Executive Compensation
      Performance factors such as earnings, rates, shareholder return and other available financial criteria were used in determining the CEO’s and other executive officers’ positions in his or her salary range. Other criteria such as gas and electric reliability, customer service and responsiveness to industry change were also examined.
      Officer salaries were set effective May 1, 2005, and a cash bonus was granted to officers after year-end based on 2005 performance. Among the significant achievements considered in setting the salaries and bonuses of the CEO and other senior executives were the following: Successfully completing the West Campus Cogeneration Facility on time and on budget; lowest purchased gas costs in the state for the winter of 2004-2005; negotiating contracts and exercising an option for coal-fired generation; responding to the MISO Day-2 market; passing Sarbanes-Oxley review with no material weaknesses; reaffirming the highest bond rating in the country for a combination gas and electric utility; successful debt financing; high customer satisfaction rating and community leadership.
      In May of 2005, the CEO’s annual salary was set at $413,820. The CEO was awarded a bonus of $77,000 based on 2005 performance. The CEO’s total compensation for 2005 remains below the midpoint of the market total compensation for both general industry and similar-sized utilities in the compensation study.

Richard E. Blaney
Frederic E. Mohs, Chairperson
H. Lee Swanson

Company Performance
      The following graph shows a five-year comparison of cumulative total returns for us, the Russell 2000 Index and the EEI Investor-Owned Electrics Index, weighted according to each company’s market capitalization as of the beginning of each year.
MGE Energy, Inc.
Financial Performance
Cumulative Five-Year Total Return Comparison
Assumes $100 invested on Dec. 31, 2000, in each of MGEE’s common stock, the Russell 2000 Index and the EEI Index.
Total return assumes reinvestment of dividends.

		Russell	EEI
	MGEE	2000	Index
2000	$100	$100	$100
2001	$123	$102	$91
2002	$131	$81	$78
2003	$161	$120	$96
2004	$193	$142	$118
2005	$188	$148	$137

MGE Energy, Inc.
Financial Performance
MGEE versus Wisconsin Peer Group
      NOTE: This graph is for comparison purposes only. It is to show how our Five-Year Total Return compares to the other Investor-Owned Wisconsin utilities.
Assumes $100 invested on December 31, 2000, in each of MGEE’s common stock and the
Wisconsin Peer Group average. The Wisconsin Peer Group average is weighted based on market capitalization at the beginning of the year.
Total return assumes reinvestment of dividends.

		WI
		Peer
	MGEE	Group
2000	$100	$100
2001	$123	$105
2002	$131	$98
2003	$161	$137
2004	$193	$151
2005	$188	$169
Wisconsin Peer Group:
Alliant Energy Corp.
Wisconsin Energy Corp.
WPS Resources Corp.

OTHER INFORMATION
Expenses of Solicitation
      We will bear the cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees who will not receive special compensation for such services. We have retained Morrow & Co., Inc., to solicit proxies at a fee of $6,000 plus expenses.
Shareholder Proposals for 2007 Annual Meeting
      Shareholder proposals intended to be presented at the 2007 annual meeting of shareholders must be received in writing at our principal executive offices (133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Secretary) prior to December 5, 2006, in order to be considered for inclusion in our proxy statement and proxy related to that meeting. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.
      Our Bylaws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the 2007 annual meeting of shareholders, including a requirement that those proposals be given to the Secretary not later than the close of business on the 75th day and not earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2007 annual meeting of shareholders must be received by the Secretary at the address set forth above after the close of business on January 31, 2007, and on or prior to the close of business on February 25, 2007.
Contacting our Directors
      A shareholder who desires to contact members of our Board of Directors may do so by sending an e-mail to directors@mgeenergy.com or by writing to: Board of Directors, MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231. The correspondence should identify the shareholder and his, her, or its address and shareholdings. That correspondence is received by our Corporate Secretary’s office. Our Corporate Secretary’s office will forward matters within the Board’s purview to them. Ordinary business matters, such as issues relating to customer service, employment, or commercial transactions, will be directed to the appropriate areas within our company for handling. Comments or concerns regarding financial reporting, legal compliance, or other ethical issues should be directed to EthicsPoint at www.ethicspoint.com or phone 1-866-384-4277, a third party we have selected for receiving and handling such communications from shareholders as well as our employees. Communications to EthicsPoint may be sent anonymously. EthicsPoint will forward those communications directly to the Chairman of our Audit Committee.

By Order of the Board of Directors,

GARY J. WOLTER
Chairman of the Board,
President and Chief Executive Officer
Dated: April 17, 2006

MAP TO MEETING
      If you plan to attend the meeting in person, please fill out the reservation form and return it with your proxy card so that we may have an indication of the number of shareholders planning to attend the meeting. If your shares are held through a broker or it’s nominee and you would like to attend the meeting, please contact shareholder services at (800)356-6423 to make a reservation
      If you have any questions, please feel free to call our Shareholder Services toll-free number. Call (800)356-6423 if you are calling from within the Continental United States and 252-4744 if calling from the Madison area.

APPENDIX A
MGE Energy Audit Committee Charter
      The charter identifies the purpose, authority, composition, and responsibilities of the MGE Energy, Inc. Audit Committee of the Board of Directors (Committee).
Purpose
      The purpose of the Committee is to assist the Board of Directors (Board) of MGE Energy, Inc. (Company) in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and the investment community relating to the integrity of financial reporting and accounting practices; the system of internal controls; the independence and performance of the internal and external audit processes; and the Company’s process for monitoring compliance with laws and regulations and the Company’s Code of Conduct.
Authority
      The Committee reports to the Board and has unrestricted access and authorization to obtain assistance from Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties. The Company shall provide to the Committee the funding necessary and appropriate to discharge its duties and responsibilities as set forth in this charter.
Composition
      The Committee shall consist of three or more outside directors, as determined by the Board. Each member shall be an independent director, defined as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Committee members may not receive any consulting, advisory, or other fees from the Company other than in the member’s capacity as a member of the Audit Committee, the Board, or any other Board committee. Applicable laws and regulations shall be followed in evaluating a Committee member’s independence.
      All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand balance sheet, income and cash flow statements. At least one member of the Committee shall have accounting or related financial management expertise.
General responsibilities
      1. The Committee shall provide open avenues of communication with the director — internal audit, the independent accountants, management, and the Board.
      2. The Committee shall report committee actions to the Board and may make appropriate recommendations.
      3. The Committee shall meet at least two times each year. The Chair of the Committee has the power to call a committee meeting whenever he or she thinks there is a need. A Committee member should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.
      4. The role of the Committee is oversight, except as otherwise provided in the Charter.
      5. The Committee shall establish procedures for the receipt, retention, and handling of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

Responsibilities for engaging independent accountants and appointing the director — internal audit
      1. The ultimate accountability of the independent accountants shall be to the Board and the Committee, as representatives of the shareholders. The Committee shall have direct responsibility to select, compensate, evaluate, and replace the independent accountants.
      2. The Committee shall approve the engagement of independent accountants.
      3. The Committee shall pre-approve any audit and non-audit services and relationships with the independent accountants. The Chair of the Committee or other designated Committee member may represent the entire Committee for purposes of this pre-approval. Any services approved by the Chair or other designated Committee member shall be reported to the full Committee at the next scheduled Committee meeting.
      4. The Committee shall ensure that all partner rotation requirements are complied with by the independent accountants.
      5. The Committee shall resolve any disagreements between management and the independent accountants regarding financial reporting.
      6. The Committee shall ensure that the Company has clear hiring policies for employees or former employees of the independent accountants.
      7. The Committee shall review and have veto power over the appointment, compensation, replacement, reassignment or dismissal of the director — internal audit.
      8. The Committee shall assure the objectivity of the director — internal audit and the independence, as defined by Independence Standards Board (ISB) Standard No. 1, of the independent accountants, including:

a. Receipt from the independent accountants of a formal written statement delineating all relationships between them and the Company, and

b. A review of management consulting services provided by the independent accountants and the fees paid for them.
      9. The Committee shall consider, in consultation with the independent accountants and the director — internal audit, the audit scope and plan of the director — internal audit and the independent accountants. Any changes to the audit plans shall be reviewed with the Chair of the Committee.
      10. The Committee shall make sure that the director — internal audit and the independent accountants coordinate the internal and external audits.
Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements
      1. The Committee shall ensure that the independent accountants are available to the Board at least annually, and shall provide the Committee with a timely analysis of significant financial reporting issues.
      2. The Committee shall discuss with the independent accountants:

a. All critical accounting policies and practices.

b. All discussions with management regarding alternative accounting treatments of financial information within generally accepted accounting principles, including the impact of using the alternative treatments and disclosures and the treatment preferred by the accounting firm.
      3. The independent accountants shall provide the Committee with all material written communications with management.
      4. The Committee shall ask management, the director — internal audit, and the independent accountants about significant risks and exposures and shall assess management’s responses to address them.

      5. The Committee shall review with the independent accountants and the director — internal audit the adequacy of the Company’s internal controls, including computerized information system controls and security.
      6. Shortly after the annual external audit is completed by the independent accountants, the Committee shall review the following with management and the independent accountants:

a. The Company’s annual financial statements.

b. Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

c. The independent accountants’ audit of and report on the annual financial statements.

d. The independent accountants’ qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosures, and about the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates.

e. Any serious difficulties or disputes with management encountered during the course of the audit.

f. Anything else about the audit procedures or findings that is required to be discussed with the Committee by Statement on Auditing Standards (SAS) No. 61 and No. 90, as may be modified or supplemented.
      7. It is the responsibility of the director — internal audit, not the Committee, to plan and conduct audits. The Committee shall review the following with management and the director — internal audit:

a. Any significant findings during the year and management’s responses to them.

b. Any difficulties the director — internal audit encountered while conducting audits, including any restrictions on the scope of his or her work or access to required information.

c. The internal auditing department’s budget and staffing.

d. The internal auditing department’s charter.
      8. It is the responsibility of management, not the Committee, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Committee shall:

a. Review with management annual filings with the Securities and Exchange Commission (SEC) and other published documents containing the Company’s annual financial statements and shall consider whether the information in the filings is consistent with the information in the financial statements. The Chair of the Committee may represent the entire Committee for purposes of this review.

b. Review the interim financial reports with management and the independent accountants prior to filing with the SEC. The Chair of the Committee may represent the entire Committee for purposes of this review.
      9. The Committee shall review and approve the Audit Committee report for inclusion in the Company’s proxy statement.
Periodic Committee responsibilities
      1. The Committee shall review and reassess the adequacy of, and update as necessary, the Committee’s charter at least annually. The annual review will include a review of the charter by SEC outside counsel for compliance with NASDAQ and SEC requirements.
      2. The Committee shall review with the director — internal audit the results of his or her examination of compliance with the Company’s code of conduct.

      3. The Committee shall resolve corporate disclosure disputes that are unresolved by the Company’s Disclosure Committee.
      4. The Committee shall review with the Company’s general counsel, legal and regulatory matters that may have a material effect on the Company’s financial statements, compliance policies, and programs.
      5. The Committee shall meet regularly in separate executive session and also in separate private sessions with the director — internal audit, the independent accountants, and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.
      6. The Committee reviews and approves all “related party transactions.” A “related party transaction” is a transaction required to be disclosed pursuant to item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.
      7. The Committee shall conduct a periodic self-evaluation of the Committee’s performance and processes.
APPROVED BY MGE ENERGY BOARD OF DIRECTORS AT THEIR DECEMBER 16, 2005 MEETING

MGE Energy, Inc. Post Office Box 1231 Madison, Wisconsin 53701-1231	YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET AND VIEW PROXY MATERIALS	Have this voting form in hand, access our web site http://www.proxyvoting.com/mgee and follow the instructions.
IF YOU ELECTED TO VIEW PROXY MATERIALS VIA THE INTERNET, THEY ARE AVAILABLE AT THE VOTING WEB SITE ABOVE.

VOTE BY TELEPHONE	Have this voting form in hand, call the Toll-Free Number 1-800-678-8548 and follow the instructions. (You will not be charged for this call.)
Option A: To vote as the Board of Directors recommends on ALL proposals, press 1. Option B: If you choose to vote on each item separately, press 0.
If you vote by phone or Internet — DO NOT mail the proxy card. Thank you for voting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
Fold and Detach Here.

Indicate your vote by placing an (X) in the appropriate box.
Proposal 1. ELECTION OF DIRECTORS
   01 H. Lee Swanson
   02 John R. Nevin
   03 Gary J. Wolter

☐	For All	☐	Withhold for all	☐	For all except*
*To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above and mark an (X) in the “For all except” box.

Proposal 2. RATIFICATION OF PRICEWATERHOUSECOOPERS
LLP FOR 2006

☐	For	☐	Against	☐	Abstain
In their discretion upon such other business as may properly come before the meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL PROPOSALS.

Signature(s):	Date:

Please sign exactly as name(s) appears above and date this proxy. If joint account, each should sign. Executors, Administrators, Trustees, etc., indicate the capacity in which you are signing.

This proxy revokes any previous proxies given.          (continued on reverse side)

2006 Annual Shareholder Meeting Reservation
If you plan to attend the Annual Meeting, please sign and return with your proxy vote. (If you do not plan to attend, do not return this portion of the form.)
☐ I/we will attend the annual meeting.

Shareholder Attending

Shareholder Attending

Guest

PROXY Proxy for Annual Meeting of Shareholders — May 23, 2006 This Proxy is Solicited on Behalf of the Board of Directors
I/we appoint Richard E. Blaney, Frederic E. Mohs, and Terry A. Hanson, as proxies with power of substitution, to represent and to vote all shares of stock I/we would be entitled to vote at the Annual Meeting to be held at the Marriott-Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Tuesday, May 23, 2006 at 11 a.m., local time, and at all adjournments thereof.
Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
Please sign exactly as name(s) appears on this proxy card and date this proxy. If joint account, each joint owner should sign. Executors, Administrators, Trustee, etc., indicate the capacity in which you are signing.